ARONEX PHARMACEUTICALS, INC.

                                                                    Exhibit 11.1

              Statement Regarding Computation of Per Share Earnings

The following reflects the information used in calculating the number of shares in the computation of net loss per share for each of the periods set forth in the Statement of Operations.


                                                                                               Average
                                                     Days            Shares                    Shares                       Loss Per
                                     Shares      Outstanding         X Days                  Outstanding         Loss         Share

Six Months Ended June 30, 1997:      14,597,247       8              116,777,976
                                     14,606,972       12             175,283,664
                                     14,612,023       4               58,448,092
                                     14,612,499       21             306,862,479
                                     14,615,983       6               87,695,898
                                     14,616,981       1               14,616,981
                                     14,624,239       5               73,121,195
                                     14,625,111       2               29,250,222
                                     14,627,695       7              102,393,865
                                     14,628,567       6               87,771,402
                                     14,640,311       6               87,841,866
                                     14,643,658       6               87,861,948
                                     14,644,672       1               14,644,672
                                     14,644,816       7              102,513,712
                                     14,644,982       2               29,289,964
                                     14,645,277       4               58,581,108
                                     14,665,277       22             322,636,094
                                     14,665,665       9              131,990,985
                                     14,674,453       19             278,814,607
                                     14,678,042       6               88,068,252
                                     14,680,055       7              102,760,385
                                     14,680,344       19             278,926,536
                                     14,687,394       1               14,687,394
                                                     181           2,650,839,297      /181      14,645,521      (6,294,000)   (0.43)


Six Months Ended June 30, 1998:      15,459,166       11             170,050,826
                                     15,460,684       71           1,097,708,564
                                     15,465,729       1               15,465,729
                                     15,467,281       98           1,515,793,538
                                     15,497,443       1               15,497,443
                                                     182           2,814,516,100      /182      15,464,374     (10,487,000)   (0.68)


Quarter Ended June 30, 1997:         14,644,816       2               29,289,632
                                     14,644,982       2               29,289,964
                                     14,645,277       4               58,581,108
                                     14,665,277       22             322,636,094
                                     14,665,665       9              131,990,985
                                     14,674,453       19             278,814,607
                                     14,678,042       6               88,068,252
                                     14,680,055       7              102,760,385
                                     14,680,344       19             278,926,536
                                     14,687,394       1               14,687,394
                                                      91           1,335,044,957       /91      14,670,824      (3,201,000)   (0.22)

Quarter Ended June 30, 1998:         15,467,281       91           1,407,522,571
                                     15,497,443       1               15,497,443
                                                      92          1,423,020,014        /92      15,467,609      (5,576,000)   (0.36)